Exhibit 99.2

• Quarterly Financial Supplement

For the six months ended June 30, 2010

DEVELOPERS DIVERSIFIED REALTY®

Investor Relations Department • 3300 Enterprise Parkway Beachwood, Ohio 44122 • (216) 755-5500 f. (216) 755-1500 • www.ddr.com

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Table of Contents

Section	Page

Earnings Release & Financial Statements
Press Release	1-13

Financial Summary
Financial Highlights	14
Financial Ratios	15
Total Market Capitalization Summary	16
Debt to EBITDA Calculation	17
Significant Accounting Policies	18-19
Other Real Estate Information	20
Reconciliation of Non-GAAP Financial Measures	21-24

Joint Venture Financial Summary
Joint Venture Investment Summary	25
Joint Venture Combining Financial Statements	26

Investment Summary
Acquisitions and Dispositions	27
Developments and Redevelopments	28-29
Projects Primarily on Hold	30

Portfolio Summary
Portfolio Characteristics	31
Brazil and Puerto Rico Portfolio Characteristics	32
Leased Rate and Average Annualized Base Rental Rates	33
Leasing Summary	34
Leasing Summary of Formerly Vacant Spaces	35
Net Effective Rents	36
Lease Expirations	37
Largest Tenants by Owned and Managed GLA	38
Largest Tenants by GLA and Base Rental Revenues	39

Debt Summary
Summary of Consolidated Debt	40
Summary of Joint Venture Debt	41
Consolidated Debt Detail	42-45
Joint Venture Debt Detail	46-48

Investor Contact Information
Investor Information	49
Property list available online at http://www.ddr.com
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area, competition from other available space, dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; ability to sell assets on commercially reasonable terms; ability to secure equity or debt financing on commercially acceptable terms or at all; or ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three- and six-month periods ended June 30, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
For Immediate Release:

Media Contact:	Investor Contact:
Scott Schroeder	Kate Deck
216-755-5500	216-755-5500
sschroeder@ddr.com	kdeck@ddr.com
DEVELOPERS DIVERSIFIED REALTY REPORTS OPERATING FFO PER
DILUTED SHARE OF $0.25 FOR THE QUARTER ENDED
JUNE 30, 2010 BEFORE NON-OPERATING ITEMS
CLEVELAND, OHIO, August 2, 2010 - Developers Diversified Realty (NYSE: DDR) today announced operating results for the second quarter ended June 30, 2010.
SIGNIFICANT SECOND QUARTER ACTIVITY
•	Reported operating FFO of $0.25 per diluted share before non-operating items

•	Executed a Company record 477 total leases for 3.2 million square feet as compared to 422 total leases in the first quarter of 2010 and 406 total leases in the second quarter of 2009

•	Increased the core portfolio leased rate to 91.6% at June 30, 2010 from 90.7% at June 30, 2009

•	Increased the portfolio average annualized base rent per occupied square foot to $12.54 at June 30, 2010 from $12.49 at June 30, 2009

•	Improved the spread on new leases to +7.0% and renewals to +3.2% for a blended overall spread of +3.9% which compares to a blended spread of -2.9% in the first quarter of 2010

•	Reported Same Store Net Operating Income growth of positive 1.5% as compared to a decrease of 2.6% in the first quarter of 2010 and a 5% decrease in the second quarter of 2009

•	Reduced consolidated indebtedness by nearly $93 million to $4.6 billion at June 30, 2010

•	Sold $84.4 million of non-prime assets, including joint ventures
“Our second quarter operating fundamentals were very solid, driven by demand for space, positive rental growth, and increased occupancy levels. Growing same store NOI and the continued progress on the disposition of non-prime assets were also key components of our encouraging results. We expect to build on the momentum established during the second quarter as our operating platform continues to perform at a very high level and as we remain extremely focused on successfully executing on our stated strategy,” commented Developers Diversified’s president and chief executive officer, Daniel B. Hurwitz.
FINANCIAL HIGHLIGHTS
The Company’s second quarter operating Funds From Operations (“FFO”) was $65.0 million, or $0.25 per diluted share, before $97.8 million of net charges. For the six-month period ended June 30, 2010 the Company reported operating FFO of $130.2 million, or $0.53 per diluted share, before $134.6 million of net charges.

The charges and gains, primarily non-cash, for the periods ended June 30, 2010, are summarized as follows (in millions):

	Three Months	Six Months
Non-cash impairment charges – consolidated assets	$129.7	$131.8
Less portion of impairment charges allocated to non-controlling interests	(31.2)	(31.2)
Executive separation charge	—	2.1
Loss on debt retirement	1.1	—
Non-cash (gain) loss on equity derivative instruments related to Otto investment	(21.5)	3.3
Litigation, debt extinguishment costs and other expenses	9.1	12.1
Loss on asset sales and impairment charges – equity method investments	2.0	3.3
Consolidated impairment charges and loss on sales – discontinued operations	6.9	9.4
FFO associated with Mervyns joint venture, net of non-controlling interest	1.7	3.8

	$97.8	$134.6

FFO applicable to common shareholders for the three-month period ended June 30, 2010, including the above net charges, was a loss of $32.8 million, or $0.13 per diluted share, which compares to FFO of a loss of $166.5 million, or $1.15 per diluted share, for the prior-year comparable period.
FFO applicable to common shareholders for the six-month period ended June 30, 2010, including the above net charges, was a loss of $4.4 million, or $0.02 per diluted share, which compares to FFO of a loss of $26.5 million, or $0.19 per diluted share, for the prior-year comparable period. The decrease in the FFO loss for both the three- and six-month periods ended June 30, 2010, is primarily the result of a decrease in impairment-related charges and the equity derivative adjustment associated with the Otto investment.
Net loss applicable to common shareholders for the three-month period ended June 30, 2010, was $97.1 million, or a loss of $0.39 per diluted share, which compares to a net loss of $237.2 million, or $1.64 per diluted share, for the prior-year comparable period.
Net loss applicable to common shareholders for the six-month period ended June 30, 2010, was $132.0 million, or a loss of $0.55 per diluted share, which compares to a net loss of $160.3 million, or $1.18 per diluted share, for the prior-year comparable period. The decrease in net loss for both the three- and six-month periods ended June 30, 2010, is substantially due to the same factors impacting FFO for the comparable periods.
LEASING & PORTFOLIO OPERATIONS
The following results for the three-month period ended June 30, 2010, highlight continued strong leasing activity throughout the portfolio, including a Company record for executed deals:
•	Executed 206 new leases aggregating approximately 1.3 million square feet and 271 renewals aggregating approximately 1.9 million square feet. In total, the Company executed approximately 3.2 million square feet of leases representing a Company record for volume of leases and square footage.

•	Total portfolio average annualized base rent per occupied square foot, excluding assets in Brazil, as of June 30, 2010 was $12.54, as compared to $12.49 at June 30, 2009. Including the Brazil portfolio, total portfolio average annualized base rent per occupied square foot as of June 30, 2010 was $13.24, as compared to $13.03 at June 30, 2009.

•	The core portfolio leased rate was 91.6% as of June 30, 2010, as compared to 90.7% at June 30, 2009. Including the Brazil portfolio, the core portfolio leased rate was 91.9% at June 30, 2010.

•	On a cash basis, rental rates for new leases increased by 7.0% over prior rents and renewals increased by 3.2%. On a blended basis, leasing spreads increased by 3.9% during the quarter. The increase in leasing spreads for new leases marks an improvement from the decrease of 5.9% reported in the first quarter of 2010.

•	Same store net operating income (“NOI”) increased 1.5% for the three-month period ended June 30, 2010 over the prior-year comparable period.
DISPOSITIONS
The Company sold seven consolidated shopping centers, aggregating approximately 0.5 million square feet, in the second quarter of 2010, generating gross proceeds of approximately $37.1 million. The Company recorded an aggregate net loss of approximately $4.1 million related to asset sales in the second quarter.
In addition, the Company’s joint ventures sold eight shopping centers, aggregating approximately 0.8 million square feet, in the second quarter of 2010, generating gross proceeds of approximately $44.1 million. The joint ventures recorded an aggregate net loss of approximately $3.2 million related to asset sales in the second quarter. No loss was recognized by the Company as the Company reduced its net investment basis in these assets in 2009.
CAPITAL MARKETS ACTIVITIES
In the second quarter of 2010, the Company purchased $100.7 million aggregate principal amount of its outstanding senior unsecured notes at an aggregate $1.8 million discount to par. The Company recorded a non-cash net loss of approximately $1.1 million as a result of the required write-off of $2.9 million of unamortized deferred financing costs and accretion related to the senior unsecured notes repurchased. As of August 2, 2010, the Company’s remaining consolidated wholly-owned 2010 maturities aggregate $11.1 million.
2010 GUIDANCE
There is no change in guidance since the last update provided on April 22, 2010. The Company continues to estimate operating FFO for the year of $1.00-$1.05 per diluted share.
NON-GAAP DISCLOSURES
FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that FFO and operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group. Neither FFO nor operating FFO represents cash generated from operating activities in accordance with generally accepted accounting principles (“GAAP”), is necessarily indicative of cash available to fund cash needs and should be considered as an alternative to net income computed in accordance with GAAP as an indicator of the Company’s operating performance or as an alternative to cash flow as a measure of liquidity. FFO is defined and calculated by the Company as net income, adjusted to exclude: (i) preferred share dividends, (ii) gains from disposition of depreciable real estate property, except for those sold through the Company’s merchant building program, which are presented net of taxes, and those gains that represent the recapture of a previously recognized impairment charge, (iii) extraordinary items and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income from joint ventures and equity income from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company calculates operating FFO by excluding the non-operating charges and gains described above. Other real estate companies may calculate FFO and operating FFO in a different manner. FFO excluding the net non-operating items detailed above is useful to investors as the Company removes these charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. A reconciliation of net (loss) income to FFO and operating FFO is presented in the financial highlights section.
SAFE HARBOR
Developers Diversified Realty Corporation considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as oversupply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; constructing properties or expansions that produce a desired yield on investment; our ability to sell assets on commercially reasonable terms; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; and the finalization of the financial statements for the three-month period ended June 30, 2010. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K as of December 31, 2009. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.
ABOUT DEVELOPERS DIVERSIFIED REALTY CORPORATION
Developers Diversified owns and manages approximately 630 retail operating and development properties in 43 states, Brazil, Canada and Puerto Rico. Totaling more than 137 million square feet, the Company’s shopping center portfolio features open-air, value-oriented neighborhood and community centers, mixed-use centers and lifestyle centers located in prime markets with stable populations and high-growth potential. Developers Diversified is the largest landlord in Puerto Rico and owns a premier portfolio of regional malls in and around Sao Paulo, Brazil. Developers Diversified is a self-administered and self-managed REIT operating as a fully integrated real estate company. Additional information about the Company is available at www.ddr.com.
CONFERENCE CALL INFORMATION & SUPPLEMENTAL MATERIALS
DDR continues to update its property list which can now be located on the Company’s website. A copy of the Company’s Supplemental Financial/Operational package is available to all interested parties upon request at the Company’s corporate office to Kate Deck, Investor Relations Director, Developers Diversified Realty Corporation, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or at www.ddr.com.
The Company will hold its quarterly conference call tomorrow, August 3, 2010 at 10:00 a.m. Eastern Daylight Time. To participate, please dial 1-866-800-8651; when prompted, provide the passcode: 65578822. Access to the live call and replay will also be available through the Company’s website until 12:00 a.m. on September 3, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands-except per share data)

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues:
Minimum rents (A)	$135,869	$132,470	$272,358	$268,126
Percentage and overage rents (A)	600	845	2,720	3,274
Recoveries from tenants	42,926	43,503	90,232	89,843
Ancillary and other property income	4,936	4,881	9,898	9,797
Management, development and other fee income	13,145	14,040	27,161	28,502
Other (B)	4,540	1,737	5,809	4,984

	202,016	197,476	408,178	404,526

Expenses:
Operating and maintenance (C)	37,197	33,626	73,144	67,773
Real estate taxes	26,517	26,168	55,177	53,160
Impairment charges (D)	129,727	48,246	131,777	55,551
General and administrative (E)	19,090	28,412	42,366	47,583
Depreciation and amortization	56,738	56,836	113,531	116,076

	269,269	193,288	415,995	340,143

Other income (expense):
Interest income	1,525	3,228	2,855	6,256
Interest expense (F)	(59,692)	(57,765)	(118,981)	(114,793)
(Loss) gain on repurchases of senior notes (F)	(1,090)	45,901	—	118,479
Gain (loss) on equity derivative instruments (G)	21,527	(80,025)	(3,340)	(80,025)
Other expenses (H)	(11,850)	(6,656)	(14,924)	(11,161)

	(49,580)	(95,317)	(134,390)	(81,244)

Loss from continuing operations before equity in net (loss) income of joint ventures, tax benefit (expense) of taxable REIT subsidiaries and state franchise and income taxes, and gain (loss) on disposition of real estate, net of tax	(116,833)	(91,129)	(142,207)	(16,861)
Equity in net (loss) income of joint ventures (I)	(623)	(9,153)	1,023	(8,801)
Impairment of joint venture investments (D)	—	(40,371)	—	(40,371)
Tax benefit (expense) of taxable REIT subsidiaries and state franchise and income taxes	3,590	(909)	2,574	127

Loss from continuing operations	(113,866)	(141,562)	(138,610)	(65,906)
Loss from discontinued operations (D), (J)	(7,892)	(120,090)	(9,057)	(111,418)

Loss before gain (loss) on disposition of real estate	(121,758)	(261,652)	(147,667)	(177,324)
Gain (loss) on disposition of real estate, net of tax	592	648	(83)	1,096

Net loss	(121,166)	(261,004)	(147,750)	(176,228)
Loss attributable to non-controlling interests	34,591	34,419	36,928	37,044

Net loss attributable to DDR	$(86,575)	$(226,585)	$(110,822)	$(139,184)

Net loss applicable to common shareholders	$(97,142)	$(237,152)	$(131,956)	$(160,318)

Funds From Operations (“FFO”):
Net loss applicable to common shareholders	$(97,142)	$(237,152)	$(131,956)	$(160,318)
Depreciation and amortization of real estate investments	54,148	57,565	108,742	118,601
Equity in net loss (income) of joint ventures (I)	623	9,153	(1,023)	8,374
Joint ventures’ FFO (I)	10,307	3,809	21,862	18,968
Non-controlling interests (OP Units)	8	80	16	159
(Gain) loss on disposition of depreciable real estate	(788)	60	(2,055)	(12,274)

FFO applicable to common shareholders	(32,844)	(166,485)	(4,414)	(26,490)
Preferred dividends	10,567	10,567	21,134	21,134

FFO	$(22,277)	$(155,918)	$16,720	$(5,356)

Per share data:
Earnings per common share
Basic	$(0.39)	$(1.64)	$(0.55)	$(1.18)

Diluted	$(0.39)	$(1.64)	$(0.55)	$(1.18)

Basic – average shares outstanding	248,533	144,227	237,892	136,514

Diluted – average shares outstanding	248,533	144,227	237,892	136,514

Dividends Declared	$0.02	$0.20	$0.04	$0.40

Funds From Operations – Basic (K)	$(0.13)	$(1.15)	$(0.02)	$(0.19)

Funds From Operations – Diluted (K)	$(0.13)	$(1.15)	$(0.02)	$(0.19)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands-except per share data)
Selected Balance Sheet Data (L)

	June 30, 2010	December 31, 2009
Assets:
Real estate and rental property:
Land	$1,932,469	$1,971,782
Buildings	5,593,976	5,694,659
Fixtures and tenant improvements	308,128	287,143

	7,834,573	7,953,584
Less: Accumulated depreciation	(1,403,028)	(1,332,534)

	6,431,545	6,621,050
Land held for development and construction in progress	796,093	858,900
Real estate held for sale, net	3,000	10,453

Real estate, net	7,230,638	7,490,403

Investments in and advances to joint ventures (M)	415,829	420,541
Cash	20,920	26,172
Restricted cash	35,474	95,673
Notes receivable, net	60,547	74,997
Receivables, including straight-line rent, net	135,761	146,809
Other assets, net	152,774	172,011

	$8,051,943	$8,426,606

Liabilities & Equity:
Indebtedness:
Revolving credit facilities	$649,844	$775,028
Unsecured debt	1,596,505	1,689,841
Mortgage and other secured debt	2,391,702	2,713,794

	4,638,051	5,178,663
Dividends payable	11,969	10,985
Equity derivative liability (G)	59,420	56,080
Other liabilities	213,536	227,915

Total liabilities	4,922,976	5,473,643

Redeemable operating partnership units	627	627

Preferred shares	555,000	555,000
Common shares (K)	25,012	20,174
Paid-in-capital	3,756,218	3,374,528
Accumulated distributions in excess of net income	(1,248,469)	(1,098,661)
Deferred compensation obligation	12,874	17,838
Accumulated other comprehensive income	5,184	9,549
Less: Common shares in treasury at cost	(11,877)	(15,866)
Non-controlling interests	34,398	89,774

Total equity	3,128,340	2,952,336

	$8,051,943	$8,426,606

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(A)	Base and percentage rental revenues for the six-month period ended June 30, 2010, as compared to the prior-year comparable period, increased $3.7 million primarily due to the acquisition of three shopping centers and the completion of certain developments in 2009 aggregating $6.8 million. This increase was partially offset by store closings related to major tenant bankruptcies in the first quarter of 2009, which approximated $3.0 million and other decreases in operating assets of $0.1 million.

(B)	Other revenues were comprised of the following (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Lease termination fees	$3.0	$1.1	$3.6	$2.6
Financing fees	0.2	0.3	0.4	0.6
Other miscellaneous	1.3	0.3	1.8	1.8

	$4.5	$1.7	$5.8	$5.0

(C)	Operating and maintenance expense, including discontinued operations, includes the following expenses (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Bad debt expense	$4.1	$3.1	$7.3	$5.9
Ground rent expense (a)	1.2	1.1	2.5	2.2

(a)	Includes non-cash expense of approximately $0.5 million and $0.4 million for the three-month periods ended June 30, 2010 and 2009, respectively, and approximately $1.0 million and $0.8 million for the six-month periods ended June 30, 2010 and 2009, respectively, related to straight-line ground rent expense.
(D)	The Company recorded impairment charges during the three- and six-month periods ended June 30, 2010 and 2009, on the following consolidated assets and investments because the book basis of the assets was in excess of the estimated fair market value (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Assets formerly occupied by Mervyns (a)	$32.2	$43.3	$32.2	$43.3
Land held for development (b)	54.3	—	54.3	—
Undeveloped land	4.9	0.4	4.9	0.4
Assets marketed for sale	38.3	4.5	40.4	11.8

	$129.7	$48.2	$131.8	$55.5

Sold assets included in discontinued operations (J)	3.2	83.9	4.2	87.5
Joint venture investments	—	40.4	—	40.4

Total impairment charges	$132.9	$172.5	$136.0	$183.4

(a)	The Company’s proportionate share of these impairments was $16.5 million and $29.7 million, after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture and including those impairments classified as discontinued operations, for the three- and six-month periods ended June 30, 2010 and 2009, respectively.

(b)	Amounts reported in 2010 relate to land held for development in Togliatti and Yaroslavl, Russia, of which the Company’s proportionate share was $41.9 million after adjusting for the allocation of loss to the non-controlling interest in this consolidated joint venture.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(E)	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the releasing of space, which are charged to operations as incurred. For the six-month periods ended June 30, 2010 and 2009, general and administrative expenses were approximately 5.1% and 5.4% of total revenues, respectively, including joint venture and managed property revenues. During the six months ended June 30, 2010, the Company incurred a $2.1 million separation charge relating to the departure of an executive officer. Excluding this charge, general and administrative expenses were 4.8% of total revenues for the six months ended June 30, 2010. In the second quarter of 2009, the Company recorded a non-cash charge of $10.5 million as a result of the potential change in control provisions included in the Company’s equity-based award plans triggered from the shareholder approval of the share purchase transaction completed in 2009. Excluding this charge, general and administrative expenses were 4.2% of total revenues for the six-month period ended June 30, 2009.

(F)	The Company recorded the following in connection with its outstanding convertible debt (in millions):

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Non-cash interest expense related to amortization of the debt discount	$1.7	$3.3	$3.8	$7.1
Non-cash adjustment to gain on repurchase	2.2	7.2	4.8	14.7
(G)	Represents the non-cash impact of the valuation adjustments of the equity derivative instruments (warrants) issued as part of the share purchase transaction completed in 2009, as a result of changes in the Company’s stock price. The liability will be reclassified into equity upon ultimate exercise or expiration of the warrants.

(H)	Other (expenses) income were comprised of the following (in millions):

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Litigation-related expenses	$(8.3)	$(0.6)	$(10.0)	$(3.7)
Debt extinguishment costs	(2.9)	—	(4.0)	—
Note receivable reserve	—	(5.4)	0.1	(5.4)
Sale of MDT units	—	0.1	—	(0.8)
Abandoned projects and other expenses	(0.7)	(0.8)	(1.0)	(1.3)

	$(11.9)	$(6.7)	$(14.9)	$(11.2)

(I)	At June 30, 2010 and 2009, the Company owned joint venture interests, excluding consolidated joint ventures, in 250 and 324 shopping center properties, respectively. See pages 11-13 of this release for a summary of the combined condensed operating results and select balance sheet data of the Company’s unconsolidated joint ventures.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)

(J)	The operating results relating to assets classified as discontinued operations are summarized as follows:

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues from operations	$459	$11,180	$1,655	$24,036

Operating expenses	426	4,449	1,244	8,946
Impairment charges	3,160	83,859	4,182	87,459
Interest, net	504	3,636	1,213	7,490
Depreciation and amortization	204	3,303	582	7,143

Total expenses	4,294	95,247	7,221	111,038

Loss before disposition of real estate	(3,835)	(84,067)	(5,566)	(87,002)
Loss on disposition of real estate, net	(4,057)	(36,023)	(3,491)	(24,416)

Net loss	$(7,892)	$(120,090)	$(9,057)	$(111,418)

(K)	For purposes of computing FFO and operating FFO per share, the following share information was utilized (in millions):

	At June 30,
	2010	2009
Common shares outstanding	250.1	153.7
OP Units outstanding (“OP Units”)	0.4	0.4

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Weighted average common shares outstanding	250.1	144.2	239.4	136.5

Assumed conversion of OP Units	0.4	0.4	0.4	0.4

FFO Weighted average common shares and OP Units — Basic & Diluted	250.5	144.6	239.8	136.9

Assumed conversion of dilutive securities	7.7	—	7.2	—

Operating FFO Weighted average common shares and OP Units —Diluted	258.2	144.6	247.0	136.9

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Financial Highlights
(In thousands — except per share data)
(L)	Amounts include the consolidation of a 50% owned joint venture, DDR MDT MV LLC (“MV LLC”), that owns 27 sites formerly occupied by Mervyns at June 30, 2010, which includes the following (in millions):

	June 30, 2010	December 31, 2009
Real estate, net	$151.9	$218.7
Restricted cash	21.0	50.5
Mortgage debt	179.8	225.4
Non-controlling interests	(2.3)	22.4
(M)	In addition, included in the Company’s balance sheet as of December 31, 2009, was $28.5 million of assets owned by a consolidated joint venture that was deconsolidated in accordance with the adoption of Accounting Standards Codification No. 810, “Amendments to FASB Interpretation No. 46(R)” (“ASC 810”) as of January 1, 2010.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
Combined condensed income statements

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Revenues from operations (A)	$170,347	$201,206	$340,440	$413,399

Operating expenses	71,124	76,104	137,237	157,672
Impairment charge (B)	10,922	—	10,922	—
Depreciation and amortization of real estate investments	51,352	57,240	99,194	115,908
Interest expense	60,838	77,348	120,488	141,264

	194,236	210,692	367,841	414,844

Loss from operations before tax expense and discontinued operations	(23,889)	(9,486)	(27,401)	(1,445)
Income tax expense	(5,035)	(2,562)	(9,833)	(4,552)
Income (loss) from discontinued operations, net of tax	674	(34,115)	885	(33,556)
Loss on disposition of discontinued operations, net of tax (C)	(3,212)	(6,048)	(11,963)	(6,077)
Income (loss) on disposition of assets (D)	17	—	17	(26,741)
Other, net (E)	—	(2,241)	—	9,437

Net loss	$(31,445)	$(54,452)	$(48,295)	$(62,934)

Net loss at DDR ownership interests (F)	$(1,824)	$(11,876)	$(164)	$(11,073)

FFO at DDR’s ownership interest (G)	$10,307	$3,809	$21,862	$18,968

Combined condensed balance sheets

	June 30, 2010	December 31, 2009
Land	$1,616,270	$1,782,431
Buildings	4,846,362	5,207,234
Fixtures and tenant improvements	147,186	146,716

	6,609,818	7,136,381
Less: Accumulated depreciation	(670,233)	(636,897)

	5,939,585	6,499,484
Land held for development and construction in progress (H)	173,793	130,410

Real estate, net	6,113,378	6,629,894
Receivables, including straight-line rent, net	124,504	113,630
Leasehold interests	10,876	11,455
Other assets, net	309,325	342,192

	$6,558,083	$7,097,171

Mortgage debt (I)	$4,047,156	$4,547,711
Notes and accrued interest payable to DDR	82,522	73,477
Other liabilities	202,523	194,065

	4,332,201	4,815,253
Accumulated equity	2,225,882	2,281,918

	$6,558,083	$7,097,171

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
(A)	Revenues for the three- and six-month periods includes the following (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Straight-line rents	$0.9	$0.9	$2.1	$1.7
DDR’s proportionate share	0.1	0.1	0.3	0.1
(B)	Impairment charge recorded on one asset of which the Company’s proportionate share of the loss was approximately $0.4 million.

(C)	Loss on disposition of discontinued operations includes the sale of properties by three separate unconsolidated joint ventures in the first and second quarters of 2010. In 2009, $170.9 million of impairment charges were recorded by these joint ventures in anticipation of the sales transactions. No loss was recognized by the Company in the second quarter of 2010 as the investment basis of these assets had been previously reduced. The Company’s proportionate share of the loss for the assets sold in the first quarter of 2010 was approximately $1.3 million.

Loss on disposition of discontinued operations included the sale of four properties by two separate unconsolidated joint ventures in the second quarter of 2009 resulting in a loss of $6.0 million of which the Company’s proportionate share was $1.4 million for the three and six months ended June 30, 2009.

(D)	In the first quarter of 2009, an unconsolidated joint venture disposed of a property resulting in a loss of $26.7 million, of which the Company’s proportionate share was $5.8 million.

(E)	Activity relates to the Company’s investment in the MDT units primarily liquidated in the third quarter of 2009.
(F)	Adjustments to the Company’s share of joint venture equity in net loss is related primarily to basis differences impacting amortization and depreciation, impairment charges and (loss) gain on dispositions as follows (in millions):

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Income	$1.2	$2.6	$1.2	$2.2
(G)	FFO from unconsolidated joint ventures are summarized as follows:

	Three-Month Periods		Six-Month Periods
	Ended June 30,		Ended June 30,
	2010	2009	2010	2009
Net loss	$(31,445)	$(54,452)	$(48,295)	$(62,934)
Loss on sale of real estate	(47)	—	(47)	—
Depreciation and amortization of real estate investments	51,688	62,947	102,001	127,037

	$20,196	$8,495	$53,659	$64,103

DDR ownership interests	$10,307	$3,809	$21,862	$18,968

DDR joint venture distributions received, net	$11,221	$7,061	$22,020	$15,736

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Summary Results of Combined Unconsolidated Joint Ventures
(In thousands)
(H)	The Company’s proportionate share of joint venture land held for development and construction in progress aggregated approximately $62.9 million and $37.6 million at June 30, 2010 and December 31, 2009, respectively.

The combined condensed balance sheet at June 30, 2010 included a joint venture under development that was deconsolidated by the Company as of January 1, 2010 due to the adoption of ASC 810 (Footnote M on page 10 of this release).

(I)	The Company’s proportionate share of joint venture debt aggregated approximately $850.5 million and $917.0 million at June 30, 2010 and December 31, 2009, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
FINANCIAL HIGHLIGHTS
(In Millions Except Per Share Information)

	Six Months
	Ended
	June 30,	Year Ended December 31,
	2010	2009	2008
FUNDS FROM OPERATIONS:
Net (Loss) Income Applicable to Common Shareholders	$(131.9)	$(398.9)	$(114.2)
Depreciation and Amortization of Real Estate Investments	108.7	224.2	236.3
Equity in Net (Income) Loss From Joint Ventures	(1.0)	9.3	(17.7)
Joint Venture Funds From Operations	21.9	43.7	68.4
Non-Controlling Interests (OP Units)	—	0.2	1.1
Gain on Disposition of Real Estate	(2.1)	(23.1)	(4.2)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	(4.4)	(144.6)	169.7
PREFERRED DIVIDENDS	21.1	42.3	42.3

FUNDS FROM OPERATIONS	$16.7	$(102.3)	$212.0

RECONCILIATION TO OPERATING FFO:
Non-cash impairment charges — consolidated and equity investments, net of non-controlling interests	$100.6	$230.0	$163.5
Executive separation charge, change in control charge and termination of equity award plan	2.1	15.4	15.8
Non-cash loss on equity derivative instruments	3.3	199.8	—
Litigation expenditures, debt extinguishment costs, net loan loss reserve and other	12.1	30.0	27.1
Impairment charges, derivative gains/losses and losses on asset sales — equity method investments	3.3	19.0	6.6
Consolidated impairment charges and loss on sales included in discontinued operations	9.4	117.6	15.3
FFO associated with Mervyns joint venture, net of non-controlling interest	3.8	—	—
Gain on redemption of joint venture interests	—	(23.9)	—
Gain on repurchases of senior notes	—	(145.1)	(10.5)

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$130.2	$298.2	$387.5

PER SHARE INFORMATION:
Funds From Operations — Diluted	$(0.02)	$(0.90)	$1.40
Operating FFO — Diluted	$0.53	$1.83	$3.20
Net (Loss) Income — Diluted	$(0.55)	$(2.51)	$(0.96)
Dividends	$0.04	$0.44	$2.07

COMMON SHARES & OP UNITS:
Outstanding	250.5	202.0	129.0
Weighted average — Diluted (FFO)	239.8	160.1	121.0
Weighted average — Diluted (Operating FFO)	247.0	163.2	121.0

GEN. & ADMIN. EXPENSES AS A PERCENTAGE OF TOTAL REVENUES (1)	5.1%	5.4%	5.2%

REVENUES:
DDR Revenues	$409.8	$843.3	$943.7
Joint Venture & Managed Revenues	424.9	902.0	946.3

TOTAL REVENUES	$834.7	$1,745.3	$1,890.0

NET OPERATING INCOME:
DDR Net Operating Income	$280.3	$581.6	$682.6
Joint Venture Net Operating Income	210.6	532.3	617.5

TOTAL NET OPERATING INCOME (2)	$490.9	$1,113.9	$1,300.1

REAL ESTATE AT COST:
DDR Real Estate at Cost	$8,635.3	$8,823.7	$9,109.6
Joint Venture Real Estate at Cost (3)	6,783.6	7,266.8	9,276.0

TOTAL REAL ESTATE AT COST	$15,418.9	$16,090.5	$18,385.6

(1)	The 2010 results include an executive separation charge of $2.1 million. Excluding this charge, general and administrative expenses were approximately 4.8% of total revenues for the six months ended June 30, 2010. The 2009 results include $15.4 million relating to a non-cash change in control charge. Excluding this charge, general and administrative expenses were approximately 4.5% of total revenues. The 2008 results include $15.8 million for a non-cash charge relating to the termination of an equity award plan. Excluding this charge, general and administrative expenses were approximately 4.3% of total revenues.

(2)	Includes activities from discontinued operations.

(3)	Periods after October 2009 include the impact of the redemption of the Company’s interest in the MDT US LLC joint venture which reduced the joint venture real estate at cost by $1.6 billion. DDR’s consolidated real estate at cost increased by $113.3 million in the fourth quarter of 2009 related to the three assets transferred to the Company in connection with the redemption.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
FINANCIAL RATIOS
(In Millions, Except Ratios)

		Actual Covenants
		Twelve Months
	Covenant	Ended
PUBLIC DEBT COVENANTS:	Threshold	June 30, 2010
Total Debt to Assets Ratio	not to exceed 65%	52%

Secured Debt to Assets Ratio	not to exceed 40%	26%

Value of Unencumbered Assets to Unsecured Debt	at least 135%	224%

Fixed Charge Coverage Ratio	at least 1.5x	1.8x

	Six Months Ended	Year Ended
	June 30,	December 31,
DIVIDEND PAYOUT RATIO:	2010	2009		2008
Common Share Dividends and Operating Partnership Interests	$10.0	$64.7	(1)	$249.8
Operating FFO Available to Common Shareholders	$130.2	$443.2		$398.0

	7.7%	14.6%	(1)	62.8%

CREDIT RATINGS:	Rating	Outlook
Moody’s	Baa3	negative
Fitch	BB	stable
S&P	BB	negative

(1)	Includes issuance of common shares with an aggregate value of $50.8 million resulting in an actual cash payout ratio of 3.1% in 2009.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Total Market Capitalization as of June, 30, 2010 (In Millions) (1) (2) (3)

	June 30, 2010			December 31, 2009
			Percentage of			Percentage of
	Amount		Total	Amount		Total
Common Shares Equity	$2,480.1		32%	$1,870.9		25%
Perpetual Preferred Stock	555.0		7%	555.0		7%
Fixed-Rate Senior Convertible Notes	281.1		4%	410.6		5%
Fixed-Rate Unsecured Debt	1,315.4		17%	1,279.2		17%
Fixed-Rate Mortgage Debt	1,434.3		19%	1,594.2		22%
Variable-Rate Mortgage Debt	157.5		2%	319.7		4%
Variable-Rate Revolving Credit and Term Debt	1,249.8		16%	1,175.0		15%
Fixed-Rate Revolving Credit and Term Debt	200.0		3%	400.0		5%

Total	$7,673.2		100%	$7,604.6		100%

Debt to Market Capitalization		60.4%			68.1%

Notes:

(1)	Market value ($9.90 per share as of June 30, 2010 and $9.26 per share as of December 31, 2009) includes common shares outstanding (250.1 million as of June 30, 2010 and 201.6 million as of December 31, 2009) and operating partnership units equivalent to approximately 0.4 million of the Company’s common shares in each year.

(2)	Does not include proportionate share of unconsolidated joint venture debt aggregating $850.5 million and $917.0 million at June 30, 2010 and December 31, 2009, respectively.

(3)	Consolidated debt includes 100% of consolidated joint venture debt of which the joint venture partners’ share is $116.4 million and $142.3 million at June 30, 2010 and December 31, 2009, respectively.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010

	Quarter ended	Year ended
(In Millions)	June 30, 2010	December 31, 2009
Debt to EBITDA — consolidated
EBITDA:
Net loss attributable to DDR	$(86.6)	$(356.6)

Adjustments:
Impairment charges	129.7	80.6
Executive separation charge and non-cash change in control charge	—	15.4
Depreciation and amortization	56.7	227.2
Depreciation attributable to non-controlling interests	(0.5)	(2.6)
Interest expense	59.7	237.9
Interest expense attributable to non-controlling interests	(1.5)	(6.4)
Gain on redemption of joint venture interests	—	(23.9)
Loss (gain) on equity derivative instruments	(21.5)	199.8
Other expenses, net	11.8	29.4
Other expenses attributable to non-controlling interests	(1.1)	—
Equity in net loss (income) of joint ventures	0.6	9.7
Impairment of joint venture investments	—	184.6
Gain on repurchases of senior notes	1.1	(145.1)
Income tax benefit	(3.6)	(0.7)
EBITDA adjustments from discontinued operations (1)	8.0	112.4
(Gain) Loss on disposition of real estate, net	(0.6)	(9.1)
Impairment charges applicable to non-controlling interests	(31.2)	(35.2)

EBITDA before JVs	121.0	517.5
Pro rata share of JV FFO	10.3	43.7
Pro rata share of JV impairments, loss on disposition and derivative gains/losses	2.0	19.0

EBITDA Consolidated	$133.3	$580.1
EBITDA Consolidated — annualized	$533.2	n/a

Consolidated indebtedness	$4,638.1	$5,178.7
Non-controlling interests’ share of consolidated debt	$(116.5)	(142.3)

Total consolidated indebtedness	$4,521.6	$5,036.4

Gross Debt/EBITDA — consolidated	8.48	8.68

Ratio reflects Company’s consolidated EBITDA and pro rata share of JV FFO. The JV FFO, which is net of interest expense, reflects the earnings available to the Company to service consolidated debt. In addition, the JV debt is generally non-recourse to the Company.

Debt to EBITDA — pro rata

EBITDA before JVs	$121.0	$517.5
Pro rata share of JV EBITDA	26.6	125.8

EBITDA including pro rata share of JVs	$147.6	$643.3
EBITDA including pro rata share of JVs — annualized	$590.4	n/a

Total consolidated indebtedness	$4,521.6	$5,036.4
Pro rata share of JV debt (2)	850.5	917.0

Total pro rata indebtedness	$5,372.1	$5,953.4

Gross Debt/EBITDA — pro rata	9.10	9.25

Ratio includes Company’s pro rata share of JV EBITDA and the Company’s pro rata share of JV debt outstanding.

Notes:

(1) Discontinued operations includes the following EBITDA adjustments:

Impairment charges	$3.2	$74.1
Interest expense, net	0.5	7.5
Depreciation and amortization	0.2	6.8
Loss on disposition of real estate, net	4.1	24.0

	$8.0	$112.4

(2)	Includes $33.9 million representing the Company’s proportionate share of non recourse debt associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Significant Accounting Policies
Revenues
•	Percentage and overage rents are recognized after the tenants reported sales have exceeded the applicable sales breakpoint.
•	Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the provisions of tenants’ leases.
•	Lease termination fees are included in other income and recognized upon termination of a tenant’s lease, which generally coincides with the receipt of cash.
•	Base rental revenue includes income from ground leases of $9.6 million for the six months ended June 30, 2010.
General and Administrative Expenses
•	General and administrative expenses include internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred. For the six months ended June 30, 2010, the Company expensed $3.3 million in internal leasing costs. All internal and external costs associated with acquisitions are expensed as incurred. The Company does not capitalize any executive officer compensation.
Deferred Financing Costs
•	Costs incurred in obtaining long-term financing are included in deferred charges and are amortized over the terms of the related debt agreements; such amortization is reflected as interest expense in the consolidated statements of operations.
Real Estate
•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.
•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	15 to 31 years
Furniture/Fixtures	Useful lives, which approximate lease
and Tenant Improvements	terms, where applicable

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Significant Accounting Policies (Continued)
•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations that improve or extend the life of the asset are capitalized.
•	Construction in progress includes shopping center developments and significant expansions and redevelopments.
Capitalization
•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed or suspended and the property is available for occupancy by tenants.
•	Interest and real estate taxes incurred during the construction period are capitalized and depreciated over the building life.

	Six Months
	Ended
	June 30,	Year Ended December 31,
Capitalized Costs (In Millions)	2010	2009	2008
Interest expense	$6.1	$21.8	$41.1
Construction administration costs	$4.8	$10.9	$13.9
•	For the six months ended June 30, 2010, the Company expensed $3.0 million to operating costs relating to development projects that have been suspended.
Gain on Sales of Real Estate
•	Gain on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers is recognized at closing when the earnings process is deemed to be complete.
•	Gains or losses on the sale of operating shopping centers are reflected as discontinued operations.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Other Real Estate Information
Total Capital Expenditures
•	The Company incurred the following estimated leasing and maintenance capital expenditures including costs associated with anchor store re-tenanting related to major tenant bankruptcies.

		Unconsolidated
	Consolidated	at Prorata
	Six Months	Six Months
	Ended	Ended
Capital Expenditures (In Millions)	June 30, 2010	June 30, 2010
Leasing	$26.0	$2.1
Maintenance	2.4	0.2

Total Capital Expenditures	$28.4	$2.3

Per Square Foot of Owned GLA
Leasing	$0.51	$0.05
Maintenance	0.05	0.01

	$0.56	$0.06

Undeveloped Land
•	Included in Land is undeveloped real estate, comprised primarily of outlots or expansion pads adjacent to the shopping centers owned by the Company.
•	At December 31, 2009, the Company estimated the value of its consolidated and proportionate share of joint venture undeveloped land adjacent to existing shopping centers to be approximately $40 million. This value has not been adjusted to reflect changes in market activity subsequent to December 31, 2009.
Non-Income Producing Assets
•	There are 10 consolidated shopping centers, excluding the Mervyns portfolio, and the Company’s corporate headquarters totaling 0.7 million square feet with a land and building cost basis of approximately $100 million considered non-incoming producing at June 30, 2010.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Same Store NOI
(In Millions)
Same Store Net Operating Income (NOI) represents shopping center assets owned for comparable periods (15 months for quarter comparison and 24 months for full year comparison). Same Store NOI excludes the following:
•	Assets under development or redevelopment

•	Straight-line rental income and expense

•	Income related to lease terminations

•	Provisions for uncollectible amounts and/or recoveries thereof

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2010	2009			2010	2009
Total Same Store NOI	$223.6	$220.2	(1)	1.5%	$435.6	$437.8	(1)	(0.5%)
Property NOI from other operating segments	13.9	42.6			47.5	101.4

Combined NOI — DDR & Joint Ventures	$237.5	$262.8			$483.1	$539.2

Reconciliation to Income Statement

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2010	2009		2010	2009
Total Revenues — DDR	$202.0	$197.5		$408.2	$404.5
Total Revenues — Combined Joint Ventures	170.3	201.2	(1)	340.4	413.4	(1)
Operating and Maintenance — DDR	(37.2)	(33.6)		(73.1)	(67.8)
Real Estate Taxes — DDR	(26.5)	(26.2)		(55.2)	(53.2)
Operating and Maintenance and Real Estate Taxes- Combined Joint Ventures	(71.1)	(76.1	)(1)	(137.2)	(157.7	)(1)

Combined NOI — DDR & Joint Ventures	$237.5	$262.8		$483.1	$539.2

(1)	The actual combined joint venture results for the three and six months ended June 30, 2009 include the activity of the MDT US LLC joint venture. However, for purposes of calculating the Same Store NOI, the results of the assets within the MDT US LLC joint venture not retained by the Company after the redemption were excluded for 2009.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
(In Millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
FUNDS FROM OPERATIONS:
Net Loss Applicable to Common Shareholders	$(97.1)	$(237.2)	$(131.9)	$(160.3)
Depreciation and Amortization of Real Estate Investments	54.2	57.6	108.7	118.6
Equity in Net Income (Loss) From Joint Ventures	0.6	9.2	(1.0)	8.4
Joint Venture Funds From Operations	10.3	3.8	21.9	19.0
Non-Controlling Interests (OP Units)	—	0.1	—	0.1
Gain on Sales of Real Estate	(0.8)	—	(2.1)	(12.3)

FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	$(32.8)	$(166.5)	$(4.4)	$(26.5)

Preferred Dividends	10.6	10.6	21.1	21.1

FUNDS FROM OPERATIONS	$(22.2)	$(155.9)	$16.7	$(5.4)

OPERATING FFO:

Non-cash impairment charges — consolidated assets	$129.7	$48.2	$131.8	$55.6
Less portion of impairment charges allocated to non-controlling interests	(31.2)	(31.3)	(31.2)	(31.1)
Executive separation charge	—	—	2.1	—
Loss (gain) on debt retirement	1.1	(45.9)	—	(118.5)
Non-cash (gain) loss on equity derivative instruments related to Otto investment	(21.5)	80.0	3.3	80.0
Litigation expenditures, debt extinguishment costs and other expenses	9.1	6.9	12.1	10.8
Loss on asset sales and impairment charges — equity method investments	2.0	11.4	3.3	10.0
Consolidated impairment charges and loss on sales — discontinued operations	6.9	119.9	9.4	123.6
FFO associated with Mervyns joint venture, net of non-controlling interest	1.7	—	3.8	—
Non-cash potential change-in-control compensation charge	—	10.5	—	10.5
Non-cash impairment charge on equity method investments	—	40.3	—	46.9

TOTAL NON-OPERATING ITEMS	$97.8	$240.0	$134.6	$187.8
FUNDS FROM OPERATIONS AVAILABLE TO COMMON SHAREHOLDERS	(32.8)	(166.5)	(4.4)	(26.5)

OPERATING FFO AVAILABLE TO COMMON SHAREHOLDERS	$65.0	$73.5	$130.2	$161.3

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(Income)/Expense		(Income)/Expense
ADDITIONAL NON-CASH DISCLOSURES:
Below Market Rent Revenue*	$(0.1)	$(0.2)	$(0.2)	$(0.4)
Debt Premium Amortization Revenue*	(0.7)	(0.9)	(1.5)	(1.8)
Convertible Debt Accretion Expense	1.7	3.3	3.8	7.1
Straight-Line Rent Revenue	(0.3)	(0.4)	(1.3)	(1.4)
Straight-Line Ground Rent Expense	0.5	0.4	1.0	0.8
Joint Venture Straight-Line Rent Revenue	0.9	0.9	2.1	1.7
DDR’s Proportionate Share of Straight-Line Rent Revenue	0.1	0.1	0.3	0.1

*	Prorata share of joint venture is deminis

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Consolidated Transactional Income
(In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$—	$671	$(690)	$750
Loss on Sales from Discontinued Operations	(4,599)	(35,963)	(5,285)	(36,310)
Land Sale Gain (Loss)	346	(23)	346	(34)

	$(4,253)	$(35,315)	$(5,629)	$(35,594)

NOT Included in FFO:
Gain (Loss) on Dispositions, Net of Tax	$246	$—	$261	$380
Gain (Loss) on Sales from Discontinued Operations	542	(60)	1,794	11,894

	$788	$(60)	$2,055	$12,274	FFO Reconciliation

Reconciliation to Income Statement

Gain on Disposition of Real Estate, Net of Tax
Gain (Loss) on Dispositions, Net of Tax	$—	$671	$(690)	$750
Land Sale Gain (Loss)	346	(23)	346	(34)
Gain (Loss) on Dispositions, Net of Tax	246	—	261	380

	$592	$648	$(83)	$1,096	Consolidated Income Statement

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$(4,057)	$(36,023)	$(3,491)	$(24,416)	(Footnote J to the Press Release)

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Joint Venture Transactional Income
(In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Included in FFO:
Gains on Dispositions, Net of Tax	$—	$—	$—	$—
Loss on Sales from Discontinued Operations	(3,258)	(6,048)	(12,009)	(6,077)
Land Sale Gain (Loss)	17	—	17	(26,741	)(1)

	$(3,241)	$(6,048)	$(11,992)	$(32,818)

DDR’s Proportionate Share (1)	$(4)	$(1,354)	$(1,336)	$(6,705)

NOT Included in FFO:
Gains (loss) on Dispositions, Net of Tax	$—	$—	$—	$—
Gain on Sales from Discontinued Operations	46	—	46	—

	$46	$—	$46	$—

DDR’s Proportionate Share	$—	$—	$—	$—

Reconciliation to Income Statement

Gain on Sales of Real Estate, Net of Tax
Land Sale Gain (Loss)	$17	$—	$17	$(26,741	)(1)
Gains (loss) on Dispositions, Net of Tax	—	—	—	—

	$17	$—	$17	$(26,741)		Loss on Disposition of Assets

Gain (Loss) on Disposition of Real Estate From Discontinued Operations, Net of Tax
Gain (Loss) on Sales from Discontinued Operations	$(3,212)	$(6,048)	$(11,963)	$(6,077)		Loss on Disposition of Discontinued Operations, Net of Tax

(1)	Included in loss of disposition of assets for the six months ended June 30, 2009 is the Company’s transfer of its interest in a Coventry II Fund asset.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30,2010
Joint Venture Investment Summary (1)

					All Values at 100%
					(In Million)
						Total Annualized
Legal Name	Partner(s)	DDR Ownership %	Number of Properties		Gross Leasable Area	Rent	Gross Asset Value	Debt
Unconsolidated Joint Ventures

DDRTC Core Retail Fund, LLC	An Affiliate of TIAA-CREF	15%	50		12.2	$137.7	$2,348.6	$1,233.8

DDR Domestic Retail Fund I	Various Institutional Investors	20%	63		8.3	91.9	1,468.7	966.2

Sonae Sierra Brasil BV Sarl	Sonae Sierra, SGPS, SA	47.8%	10		3.8	98.2	581.8	90.1

DDRA Community Centers Five, L.P.	DRA Advisors	50%	5		1.8	25.1	241.3	280.0

Coventry II Joint Ventures	Coventry II Fund	10% — 20%	48	(2)	5.2	56.4	856.3	626.3

RVIP Structures/DPG Realty Holdings LLC	Prudential RE Advisors/Prudential Insurance	10% — 25.75%	7		1.5	23.6	271.9	151.8

DDR-SAU Retail Fund, LLC	Special Account-U, L.P. (State of Utah)	20%	29		2.4	23.9	310.0	226.2

DDR Markaz II LLC	Kuwait Financial Centre	20%	13		1.6	15.7	206.1	150.5

TRT DDR Venture I General Partnership	TRT-DDR Joint Venture I Owner LLC	10%	3		0.7	10.1	160.2	110.0

Other Unconsolidated JV Interests	Various	Various	22		3.0	27.6	338.7	212.3

Total Unconsolidated Joint Ventures			250		40.5	$510.2	$6,783.6	$4,047.2

Consolidated Joint Venture

DDR MDT MV LLC (Mervyns)	EDT Retail Trust (ASX: EDT)	50%	26		2.0	3.6	174.6	179.8

Totals			276		42.5	$513.8	$6,958.2	$4,227.0

(1)	DDR’s investment in joint ventures may be recorded at different amounts than the proportionate equity on the joint ventures’ balance sheet.

(2)	Includes one asset in which development was suspended.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Joint Venture Combining Financial Statements
(In Millions)
Combining Balance Sheets

	Total	DDR’s Proportionate		DDR MDT MV LLC at
	Unconsolidated JVs	Share		100%
Real estate assets	$6,783.6	$1,476.1		$174.6
Accumulated depreciation	(670.2)	(169.1)		(22.7)

Real estate, net	6,113.4	1,307.0		151.9

Receivables, net	124.5	34.5		1.1
Other assets	320.2	86.7		24.2
Disproportionate share of equity	—	(32.0	)(1)	—

	$6,558.1	$1,396.2		$177.2

Mortgage debt (2)	$4,047.2	$850.5		$179.8
Amounts payable to DDR	82.5	10.2		—
Other liabilities	202.5	51.4		2.4

	4,332.2	912.1		182.2
Accumulated equity (deficit)	2,225.9	516.1		(5.0)
Disproportionate share of equity	—	(32.0	)(1)	—

	$6,558.1	$1,396.2		$177.2

Combining Statements of Operations

	Total	DDR’s Proportionate	DDR MDT MV LLC at
	Unconsolidated JVs	Share	100%
Revenues from operations	$340.4	$76.3	$1.4
Rental operation expenses	(137.2)	(29.1)	(3.5)
Impairment charges	(10.9)	(1.6)	(34.3)

Net operating income	192.3	45.6	(36.4)
Depreciation and amortization expense	(99.2)	(19.5)	(1.5)
Interest expense	(120.5)	(22.4)	(4.9)

(Loss) income before gain on sale of real estate	(27.4)	3.7	(42.8)
Income tax expense	(9.8)	(3.9)	0.0
Discontinued operations	0.9	0.1	(5.2)
Loss on disposition of discontinued operations	(12.0)	(1.6)	(1.5)
Gain (loss) on sale of real estate	—	—	—
Other gain, net	—	—	—
Disproportionate share of income	—	1.5 (1)	—

Net income (loss)	$(48.3)	$(0.2)	$(49.5)

DDR ownership interests	$(0.2)	$(0.2)	$(24.7)
Amortization of basis differential	—	—	3.9

	$(0.2)	$(0.2)	$(20.8)

Funds From Operations

Net loss	$(48.3)	$(0.2)	$(49.5)
Depreciation of real property	102.0	19.9	1.8
Loss on sale of real estate	—	—	(0.2)
Disproportionate share of income	—	2.2 (1)	—

	$53.7	$21.9	$(47.9)

DDR ownership interests	$21.9		$(20.4)

(1)	Adjustments represent the effect of promoted equity structures and minority interests.

(2)	Includes approximately $312.2 million of non recourse debt to the Company of which the Company’s proportionate share is $61.5 million associated with joint ventures for which the Company has written its investment down to zero and is receiving no allocation of income.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Operating Property Acquisitions
There were no third party acquisitions for the six months ended June 30, 2010.
Operating Property Dispositions

			DDR’s Effective		(In Thousands)		(In Millions)
Disposition Date	Location	Property Name	Ownership	Joint Venture	Total GLA	Gross Sales Price	Relinquished Debt
01/10	Carson City, NV	Former Mervyn’s	50%	MDT MV	60.5	$4.0	$4.0
01/10	Lynchburg, VA	Candlers Station	100%	-	270.8	16.2	—
01/10	Tampa, FL	Town ‘N Country Promenade	100%	-	134.5	7.8	—
02/10	Covington, LA	Covington Corners	100%	-	15.6	2.4	—
03/10	Detroit, MI	Bel-Air Centre	100%	-	445.3	0.6	—
03/10	Various	Portfolio of 16 Assets	15%	DDRTC Core	3,588.7	424.3	386.4
04/10	Macon, GA	Former Kmart	100%	-	102.1	1.5	—
04/10	Baton Rouge, LA	Former Service Merchandise	20%	Coventry II	90.0	1.3	1.7
04/10	Burbank, IL	Former Service Merchandise	20%	Coventry II	27.2	0.2	1.0
05/10	Lexington, KY	South Farm Marketplace	100%	-	17.8	2.3	—
05/10	Niagara Falls, NY	Regal Cinemas	100%	-	43.2	5.6	—
06/10	Various	Portfolio of six Assets	10%	DPG Holdings	703.2	42.6	4.6
06/10	San Diego, CA	Former Mervyn’s	50%	MDT MV	75.2	7.0	7.0
06/10	Fairield, CA	Former Mervyn’s	50%	MDT MV	89.2	7.0	7.0
06/10	W. Covina, CA	Former Mervyn’s	50%	MDT MV	79.8	9.0	9.0
06/10	Dansville, NY	Tops Plaza	100%	-	74.0	4.7	—
Various	Various	Outparcels	100%	-	-	2.9	—

Total Dispositions					5,817.1	$539.4	$420.7

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
($ in millions, GLA in thousands)
Summary of Wholly-Owned and Consolidated Land Held for Development and Construction in Progress

	As of June 30, 2010			2010 Activity
				Net	Net	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	1H 2010	2H 2010	1H 2010	2H 2010
Ground up Development Projects in Progress	$44.9	$75.8	$120.7	$12.6	$7.1	$—	$19.4
Ground up Development Projects Primarily on Hold	361.3	171.9	533.2	0.5	(15.5)	—	—
Substantially Completed Projects Pending Lease up	35.5	60.9	96.4	5.5	4.2	10.0	11.7
Expansion, Redevelopment, and Retenanting Projects	2.0	43.8	45.8	33.3	37.2	28.3	49.3

Total	$443.7	$352.4	$796.1	$51.9	$33.0	$38.3	$80.4

Summary of Significant Wholly-Owned and Consolidated Development Projects in Progress

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Boise (Nampa), ID	Nampa Gateway Center	921.2	431.7	$126.7	$114.7	$44.8	2H 07	JC Penney, Macy’s, The Sports Authority, Idaho Athletic Club, Regal Cinemas

Austin (Kyle), TX (1)	Kyle Marketplace	805.6	443.1	77.3	60.2	9.4	2H 09	Target, Kohl’s

		1,726.8	874.8	$204.0	$174.9	$54.2

Total amount included in Land Held for Development and CIP at June 30, 2010:						$120.7

(1)	Consolidated 50% Joint Venture
Summary of Significant Wholly-Owned and Consolidated Expansion, Redevelopment, and Retenanting Projects

					Cost	Assets	Initial
		Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Miami (Plantation), FL	The Fountains	273.4	273.4	$49.9	$29.5	$16.9	2H 09	Kohl’s, Dick’s

CIP for Plantation, FL:						$12.6
CIP for other expansion, redevelopment, and retenanting projects:						33.2

Total amount included in CIP at June 30, 2010 for expansion, redevelopment, and retenanting projects:						$45.8

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
($ in millions, GLA in thousands)
Summary of Joint Venture Land Held for Development and Construction in Progress

	As of June 30, 2010			2010 Activity
				Net	Net	Placed	To Be Placed
				Expenditures	Expenditures	In Service	In Service
	Land	CIP	Total	1H 2010	2H 2010	1H 2010	2H 2010
Ground up Development Projects in Progress	$8.7	$17.4	$26.1	$12.8	$30.2	$—	$—
Land Held for Development	18.6	18.0	36.6	1.9	5.2	—	—
Ground up Development Projects Primarily on Hold	23.3	1.7	25.0	0.3	0.5	—	—
Substantially Completed Projects Pending Lease up	3.9	57.8	61.7	6.6	5.7	—	36.3
Expansion, Redevelopment, and Retenanting Projects	—	24.4	24.4	12.0	28.1	8.4	33.0

Total	$54.5	$119.3	$173.8	$33.6	$69.7	$8.4	$69.3

Summary of Significant Joint Venture Development Projects in Progress

		DDR’s				Cost	Assets	Initial
		Effective	Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	Ownership	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Uberlandia, Brazil	Patio Uberlandia	47.8%	469.8	469.8	$90.6	$26.1	$—	2H 11	Wal-Mart, Cinemark, Centuaro

			469.8	469.8	$90.6	$26.1	$—

Total amount included in Land Held for Development and CIP at June 30, 2010:							$26.1

Summary of Significant Joint Venture Expansion, Redevelopment and Retenanting Projects

		DDR’s				Cost	Assets	Initial
		Effective	Total	Owned	Estimated	Incurred	Placed in	Anchor
Location	Project Name	Ownership	GLA	GLA	Net Cost	To Date	Service	Opening	Major Anchors
Casselberry, FL	Casselberry Commons	20.0%	90.4	90.4	$8.7	$5.1	$—	2H 10	Publix Supermarket

Metropole, Brazil	Metropole Shopping Center	47.8%	93.7	68.0	24.2	2.1	—	1H 11	Etna, Fast Shop, PlayArte
Parque Dom Pedro, Brazil	Parque Dom Pedro Shopping Center	37.3%	58.7	58.7	11.1	2.4	—	2H 10	Fast Shop, Luiggi Bertolli, Siberian

			242.8	217.1	$44.0	$9.6	$—

CIP for projects listed above							$9.6
CIP for other expansion, redevelopment, and retenanting projects:							14.8

Total amount included in CIP at June 30, 2010 for expansion, redevelopment, and retenanting projects:							$24.4

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Ground up Development Projects Primarily on Hold

	DDR’s Effective
MSA (Location)	Ownership	Total Acreage
Ukiah (Mendocino), CA	50%	75.7
New Haven (Guilford), CT	100%	26.0
Orlando (Lee Vista), FL	100%	74.3
Tampa (Brandon), FL	100%	46.3
Tampa (Wesley Chapel), FL	100%	10.0
Atlanta (Douglasville), GA	100%	28.5
Chicago (Grayslake), IL	50%	106.0
Kansas City (Merriam), KS	100%	35.1
Boston, MA (Seabrook, NH)	100%	50.9
Gulfport, MS	100%	86.2
Raleigh (Apex), NC	100%	52.6
San Antonio (Schertz), TX	100%	85.7
Oconomowoc, WI	50%	121.6
Isabela, Puerto Rico	80%	11.1
Toronto (Brampton), CAN	50%	43.0
Toronto (East Gwillimbury — Bayview/Greenlane), CAN	50%	39.0
Toronto (East Gwillimbury — Hwy 404/Greenlane East), CAN	50%	44.0
Toronto (East Gwillimbury — Hwy 404/Greenlane West), CAN	50%	29.0
Toronto (Richmond Hill), CAN	50%	52.0
Togliatti, Russia	75%	61.2
Yaroslavl, Russia	75%	8.0
Other Misc. Land (9 sites)	100%	Various

		1,086.2

	(In Millions)
Total amount for wholly-owned and consolidated projects included in Land Held for Development and CIP at June 30, 2010:	$533.2	(1)

Total amount for joint venture projects included in Land Held for Development and CIP at June 30, 2010:	25.0

Total Land Held for Development and CIP at June 30, 2010:	$558.2

(1)	Includes partners’ ownership interest of $115.7 million.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Total Portfolio Characteristics

Shopping Centers and Interests in Retail Assets	628

Business Centers	6

Million Square Feet Owned and Managed (Total)	137

Million Square Feet Owned (Total)	97

Million Square Feet Owned (Pro Rata)	61

Core Portfolio % Leased	91.6%

Core Portfolio % Leased including Brazil	91.9%
Prime Portfolio Characteristics
Our Prime portfolio is comprised of market dominant shopping centers with high quality tenants located in attractive markets with strong demographic profiles. It is a subset of the total portfolio.

Shopping Centers	266

Million Square Feet (Total)	81

% of Total Portfolio NOI	82.1%

Prime Portfolio % Leased	93.2%

Prime Portfolio % Leased including Brazil	93.4%
Total Portfolio GLA Concentration

		GLA
		(in	Percentage of Total
		Millions)	GLA
1.	Georgia	13.7	10.0%
2.	Florida	12.6	9.2%
3.	New York	9.5	6.9%
4.	Ohio	9.4	6.9%
5.	North Carolina	8.4	6.1%
6.	Texas	6.6	4.8%
7.	New Jersey	5.4	3.9%
8.	Puerto Rico	5.0	3.6%
9.	California	4.9	3.6%
10.	South Carolina	4.8	3.5%

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Sonae Sierra Brasil (SSB) Portfolio Characteristics
Sonae Sierra Brasil is a fully integrated owner, manager, and developer of shopping centers throughout Brazil. The joint venture was established between SSB and DDR in 2007. DDR’s ownership of SSB is 47.8%.

Shopping Centers (Development Sites)	10	(3)

Total GLA (MSF)	3.9

Owned GLA (MSF)	3.8

Potential Development GLA (MSF)	1.8

Total Annualized Rent (in millions)	$98.2

Average Rent Per Square Foot	$25.36

Portfolio % Leased	97.8%
Puerto Rico Portfolio Characteristics

Shopping Centers	15

Total GLA (MSF)	5.0

Owned GLA (MSF)	4.1

Total Annualized Rent (in millions)	$79.8

Average Rent Per Square Foot	$16.09

Portfolio % Leased	96.8%
Trailing 12 Month NOI (DDR Share)

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Leased Rate and Average Annualized Base Rental Rates PSF(1)

			Total Annualized Base Rent / S.F.
Period Ending	Number of Properties	Leased Rate	Total	Shop Space

Q2 2010	506	91.6%	$12.54	$18.57
YE 2009	534	91.2%	$12.27	$18.26
YE 2008	611	92.6%	$12.34	$18.24
YE 2007	619	95.8%	$12.22	$17.92
YE 2006	370	96.2%	$11.57	$17.20
YE 2005	379	96.3%	$11.30	$16.63
YE 2004	373	95.4%	$11.13	$16.14
YE 2003	274	95.1%	$10.82	$15.55
YE 2002	189	95.9%	$10.58	$15.18
YE 2001	192	95.4%	$10.03	$14.02
YE 2000	190	96.9%	$9.66	$13.66
YE 1999	186	95.7%	$9.20	$12.69
YE 1998	159	96.5%	$8.99	$12.39
YE 1997	123	96.1%	$8.49	$11.69
YE 1996	112	94.8%	$7.85	$10.87
YE 1995	106	96.3%	$7.60	$10.54
YE 1994	84	97.1%	$5.89	$9.02
YE 1993	69	96.2%	$5.60	$8.56
YE 1992	53	95.4%	$5.37	$8.37

(1)	Figures exclude Brazil, Mervyns, Service Merchandise, development properties and managed but unowned properties.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
(GLA and Total Rent in Thousands)
Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the lease to the new tenant’s annual base rent in the first year of the new lease. The calculation only includes deals that were executed within one year of the date that the prior tenant vacated.
Leasing Summary for Second Quarter 2010

							Change in Base Rent	Weighted Average
			New Rent Year One	New Rent Year One			Over Prior Rent in	Lease Term	Tenant Improvements
	Number of Leases	GLA	psf	Total	Prior Rent psf	Prior Rent Total	Comp Space	(in years)	psf

New leases

New leases for spaces vacant less than one year	71	230	$18.03	$4,147	$16.85	$3,876	7.0%	8.8	$21.50

New leases for spaces vacant more than one year	116	829	$10.12	$8,389	—	N/A	N/A	7.4	$6.62

Total new leases	187	1,059	$11.84	$12,536	$16.85	$3,876	7.0%	7.7	$9.85

Renewals	246	1,544	$12.74	$19,671	$12.34	$19,053	3.2%	4.5	—

Total / Average (new leases + renewals)	433	2,603	$12.37	$32,207	$8.81	$22,928	3.9%	5.8	$4.01
Leasing Summary for Year-To-Date 2010

							Change in Base Rent	Weighted Average
			New Rent Year One	New Rent Year One			Over Prior Rent in	Lease Term	Tenant Improvements
	Number of Leases	GLA	psf	Total	Prior Rent psf	Prior Rent Total	Comp Space	(in years)	psf

New leases

New leases for spaces vacant less than one year	141	548	$16.01	$8,774	$16.04	$8,792	-0.2%	8.5	$19.02

New leases for spaces vacant more than one year	214	1,368	$12.16	$16,642	$0.00	N/A	N/A	8.5	$6.29

Total new leases	355	1,916	$13.26	$25,415	$16.04	$8,792	-0.2%	8.5	$9.93

Renewals	463	2,617	$12.84	$33,598	$12.70	$33,249	1.0%	4.3	$0.00

Total / Average (new leases + renewals)	818	4,533	$13.02	$59,013	$9.27	$42,041	0.8%	6.1	$4.20
Figures exclude Brazil, Mervyns and managed but unowned properties.
Weighted Average Lease Term excludes renewal options.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Leasing Summary of Formerly Vacant Spaces Over 20,000 Square Feet(1)

		Lease term (years)
	GLA	(2)

Leased in 2008	110,141	8.2
Leased in 2009	1,334,436	9.4
Leased Q1 2010	280,125	9.5
Leased Q2 2010	470,228	8.2
Total Leased 2008 - Q2 2010	2,194,930	9.1
Status of Re-Tenanting Spaces Formerly Occupied by Bankrupt Tenants(1)

	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010

Sold/Leased	18%	24%	30%	41%
At-Lease	6%	2%	3%	7%
At-LOI	28%	34%	30%	29%

Total Activity	52%	60%	63%	77%

(1)	Includes Linens ‘N Things, Circuit City, Goody’s and Steve & Barry’s; excludes Mervyns

(2)	Excludes renewal options

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Net effective rents are calculated with full consideration for all costs associated with leasing the space rather than prorata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.
Net Effective Rents Related to Leased Space (Owned Properties)

YTD Total /
Average
Number of lease transactions executed	818
Rentable square footage leased (in thousands)	4,533
Square footage of renewal deals (in thousands)	2,617
Square footage of new deals (in thousands)	1,916
Renewed square footage (% of total)	57.7%
New leases square footage (% of total)	42.3%

New Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$12.95
Tenant allowance	(1.11)
Landlord work	(0.76)
Third party leasing commissions	(0.19)
Rent concessions	—

Equivalent net effective rent	$10.90

Weighted average term in years	7.9

Renewal Deals:
Weighted average per rentable square foot over the lease term:
Base rent	$13.01
Tenant allowance	—
Landlord work	—
Third party leasing commissions	—
Rent concessions	—

Equivalent net effective rent	$13.01

Weighted average term in years	4.2

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Lease Expirations by Year as of June 30, 2010 (1)

	Anchor Base Rent				Shop Space Base Rent
Year	Leases	Revenues ($M)	Avg. PSF	% of Revenue	Leases	Revenues ($M)	Avg. PSF	% of Revenue

2010	26	$8.6	$8.45	1.9%	784	$37.3	$18.64	8.2%
2011	108	$32.4	$8.78	7.1%	1,363	$79.9	$18.16	17.7%
2012	124	$44.4	$8.39	9.7%	1,176	$72.5	$18.46	16.0%
2013	109	$36.4	$8.05	8.0%	1,030	$67.1	$18.16	14.8%
2014	141	$51.0	$8.49	11.2%	784	$50.3	$18.16	11.1%
2015	115	$44.8	$9.13	9.8%	522	$38.0	$17.16	8.4%
2016	81	$37.4	$9.50	8.2%	217	$22.7	$18.82	5.0%
2017	68	$33.8	$9.64	7.4%	158	$17.3	$20.71	3.8%
2018	58	$26.0	$9.18	5.7%	193	$21.3	$19.96	4.7%
2019	62	$33.2	$10.44	7.3%	144	$18.7	$18.84	4.1%

2010 - 2019 Subtotal	892	$339.4	$9.07	74.3%	6,371	$425.1	$18.71	94.0%

Total Rent Roll	1,050	$456.7	$9.39	100.0%	6,579	$452.3	$18.54	100.0%

(1)	Excludes Brazil

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Largest Tenants by Owned and Managed GLA (1) (2)

		Total Units	Total GLA (msf)	Owned Units	Owned GLA (msf)	Unowned Units	Unowned GLA (msf)

1.	Wal-Mart / Sam’s Club	87	13.6	36	5.3	51	8.3
2.	Target	53	6.7	7	0.9	46	5.8
3.	Lowe’s Home Improvement	31	4.2	13	1.7	18	2.5
4.	Home Depot	34	3.8	8	0.9	26	2.9
5.	Kohl’s	35	3.1	28	2.5	7	0.6
6.	Kmart / Sears	34	3.0	33	2.8	1	0.2
7.	Publix Supermarkets	53	2.4	50	2.2	3	0.2
8.	TJX Companies	74	2.3	74	2.3	0	0.0
9.	Kroger	37	2.1	36	2.0	1	0.1
10.	PetSmart	74	1.6	74	1.6	0	0.0

(1)	Based on 100% ownership of all properties.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Largest Tenants by GLA and Base Rental Revenues (1)

				Credit Ratings			Base Rental Rev.		Credit Ratings
	Major Tenant (units)	Owned GLA	% of Total GLA	(S&P/Moody’s)		Major Tenant (units)	($M)	% of Total Base Rent	(S&P/Moody’s)

1.	Wal-Mart / Sam’s Club (36)	4.5	7.3%	AA / Aa2	1.	Wal-Mart / Sam’s Club (36)	$29.4	4.5%	AA / Aa2
2.	Kmart / Sears (33)	1.8	2.9%	BB- / Ba2	2.	TJX Companies (74)	$12.5	1.9%	A / A3
3.	Lowe’s Home Improvement (13)	1.6	2.6%	A / A1	3.	PetSmart (74)	$11.4	1.8%	BB / NR
4.	TJX Companies (74)	1.5	2.4%	A / A3	4.	Bed Bath & Beyond (51)	$11.0	1.7%	BBB / NR
5.	Kohl’s (28)	1.3	2.1%	BBB+ / Baa1	5.	Michael’s (64)	$10.1	1.6%	B- / B3
6.	PetSmart (74)	0.9	1.5%	BB / NR	6.	Lowe’s Home Improvement (13)	$10.0	1.5%	A / A1
7.	Kroger (36)	0.9	1.5%	BBB / Baa2	7.	Rite Aid (40)	$9.9	1.5%	B- / Caa2
8.	Bed Bath & Beyond (51)	0.9	1.5%	BBB / NR	8.	Kohl’s (28)	$9.5	1.5%	BBB+ / Baa1
9.	J.C. Penney (20)	0.9	1.5%	BB+ / Ba1	9.	GAP / Banana Republic / Old Navy (47)	$7.8	1.2%	BB+ / NR
10.	Target (7)	0.9	1.5%	A+ / A2	10.	OfficeMax (41)	$7.8	1.2%	B / B1
11.	Michael’s (64)	0.8	1.3%	B- / B3	11.	Dick’s Sporting Goods (32)	$7.6	1.2%	NR / NR
12.	Home Depot (8)	0.8	1.3%	BBB+ / Baa1	12.	Ross Stores (47)	$7.5	1.2%	BBB / NR
13.	Toys R Us (26)	0.7	1.1%	B / B2	13.	Kroger (36)	$7.3	1.1%	BBB / Baa2
14.	Dick’s Sporting Goods (32)	0.7	1.1%	NR / NR	14.	Kmart / Sears (33)	$7.0	1.1%	BB- / Ba2
15.	Ross Stores (47)	0.7	1.1%	BBB / NR	15.	Tops Markets (17)	$7.0	1.1%	B / NR
16.	Publix (50)	0.7	1.1%	NR / NR	16.	Best Buy (22)	$6.8	1.1%	BBB- / Baa2
17.	OfficeMax (41)	0.6	1.0%	B / B1	17.	Cinemark Theatre (15)	$6.8	1.1%	B+ / B1
18.	Burlington Coat Factory (11)	0.6	1.0%	NR / B3	18.	Barnes & Noble (26)	$6.6	1.0%	NR / NR
19.	Tops Markets (17) (2)	0.6	1.0%	B / NR	19.	Staples (37)	$6.6	1.0%	BBB / Baa2
20.	Dollar Tree Stores (87)	0.6	1.0%	NR / NR	20.	Regal Cinemas (10)	$6.3	1.0%	B+ / B2

	Subtotal 1-20	22.0	35.9%			Subtotal 1-20	$188.9	29.2%

	Total Portfolio	61.3	100.0%			Total Portfolio	$646.2	100.0%

(1)	Based on 100% ownership of wholly-owned properties and pro rata ownership of joint venture properties.

(2)	15 leases are guaranteed by Koninklijke Ahold NV, rated BBB / Baa3

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Summary of Consolidated Debt
(In Millions)

		December 31, 2009		June 30, 2010
	December 31, 2009	DDR Pro Rata	June 30, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share
Mortgage Loans Payable:
Fixed rate secured loans	$1,594.2	$1,479.9	$1,434.4	$1,341.1
Variable rate secured loans	319.7	291.6	157.4	134.2
Secured Term Loan	800.0	800.0	800.0	800.0
Unsecured Public Debt	1,689.8	1,689.8	1,596.5	1,596.5
Unsecured Credit Facilities	775.0	775.0	649.8	649.8

Total	$5,178.7	$5,036.3	$4,638.1	$4,521.6

	Scheduled	Secured	Unsecured
Schedule of Maturities	Principal	Debt	Debt	Aggregate	DDR Pro Rata
by Year (1)	Payments	Maturities	Maturities	Total	Share
2010	$13.9	$199.8	$149.1	$362.8	$268.6
2011	28.2	149.3	830.0	1,007.5	1,007.5
2012	28.0	912.2	417.1	1,357.3	1,335.2
2013	24.0	451.1	—	475.0	475.0
2014	15.6	370.6	—	386.2	386.2
2015	15.3	10.8	169.4	195.5	195.5
2016	12.9	2.3	298.5	313.7	313.7
2017	12.6	—	300.0	312.5	312.5
2018	8.7	—	82.2	90.9	90.9
2019	3.8	74.8	—	78.6	78.6
2020 and beyond	3.1	54.8	—	57.9	57.9

	$166.1	$2,225.7	$2,246.3	$4,638.1	$4,521.6

Percentage of Total Debt	December 31, 2009	June 30, 2010
Fixed	71.1%	83.4%
Variable	28.9%	16.6%

Percentage of Total Debt	December 31, 2009	June 30, 2010
Recourse to DDR	69.5%	67.0%
Non-recourse to DDR	30.5%	33.0%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Summary of Joint Venture Debt
(In Millions)

		December 31, 2009		June 30, 2010
	December 31, 2009	DDR Pro Rata	June 30, 2010	DDR Pro Rata
Total Debt Outstanding	Aggregate	Share	Aggregate	Share
Mortgage Loans Payable:
Fixed rate secured loans	$3,807.2	$785.4	$3,336.7	$715.8
Variable rate secured loans	740.5	131.6	710.5	134.7

Total	$4,547.7	$917.0	$4,047.2	$850.5

	Scheduled	Mortgage
Schedule of Maturities	Principal	Loan	Aggregate	DDR Pro Rata
by Year (1)	Payments	Maturities	Total	Share
2010	$5.3	$407.6	$412.8	$119.2
2011	7.2	363.0	370.2	97.1
2012	5.9	1,250.6	1,256.5	256.4
2013	5.7	169.0	174.7	17.6
2014	5.7	150.5	156.1	31.1
2015	2.3	179.1	181.4	36.2
2016	2.4	—	2.4	0.4
2017	2.6	1,372.2	1,374.8	254.4
2018	1.9	—	1.9	0.3
2019	0.8	34.1	34.9	5.1
2020 and beyond	—	81.3	81.3	32.7

	$39.9	$4,007.3	$4,047.2	$850.5

Percentage of Total Debt	December 31, 2009	June 30, 2010
Fixed	83.7%	82.4%
Variable	16.3%	17.6%

Percentage of Total Debt	December 31, 2009	June 30, 2010
Recourse to DDR	4.8%	5.2%
Non-recourse to DDR	95.2%	94.8%

(1)	Assumes borrower extension options are exercised.

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Consolidated Debt Detail
(In Millions)

	Loan		DDR Proportionate	Final Maturity	Interest
	Balance		Share	Date (1)	Rate (2)
SENIOR DEBT
Unsecured Credit Facilities:
$1.25 Billion Revolving Credit Facility	$615.3		$615.3	06/11	LIBOR + 75
$75 Million Revolving Credit Facility	34.5		34.5	06/11	LIBOR + 100
Secured Credit Facility:
$800 Million Term Loan	800.0		800.0	02/12	LIBOR + 120

Total Term and Credit Facility Debt	$1,449.8		$1,449.8
PUBLIC DEBT
Medium Term Notes	$149.1		$149.1	08/10	4.63
Medium Term Notes	93.0		93.0	04/11	5.25
Convertible Notes	87.1	(3)	87.1	08/11	3.50
Convertible Notes	194.0	(4)	194.0	03/12	3.00
Medium Term Notes	223.1		223.1	10/12	5.38
Medium Term Notes	169.4		169.4	05/15	5.50
Medium Term Notes	298.5		298.5	03/16	9.63
Medium Term Notes	300.0		300.0	04/17	7.50
Medium Term Notes	82.2		82.2	07/18	7.50

Total Public Debt	$1,596.5		$1,596.5
MORTGAGE DEBT
DDR MDT MV, LLC	$13.3		$6.7	10/10	LIBOR + 72
DDR MDT MV, LLC	166.5		83.2	10/10	5.21
Shops on the Circle, Dothan, AL	11.1		11.1	11/10	7.92
Terrell Plaza, Terrell, TX	8.8	(5)	4.4	11/10	LIBOR + 400
Peach Street Square I & II, Erie, PA	23.9		23.9	04/11	6.88
Southland Crossings, Boardman, OH	22.2		22.2	04/11	6.88
The Promenade at Brentwood, St. Louis, MO	21.4		21.4	04/11	6.88
Centennial Promenade, Denver, CO	32.1		32.1	04/11	6.88
Merriam Village, Merriam, KS	14.8	(5)	14.8	05/11	LIBOR + 400
Union Town Center, Indian Train, NC	6.5		6.5	10/11	7.00
Westgate Plaza, Gates, NY	23.2		23.2	10/11	7.24
Ashtabula Commons, Ashtabula, OH	6.4		6.4	12/11	7.00
Kyle Crossing, Kyle, TX	24.4	(5)	12.2	01/12	LIBOR + 350
Paradise Village Gateway, Phoenix, AZ	30.0		20.1	03/12	5.39
University Hills, Denver, CO	25.5		25.5	07/12	7.30
N. Charleston Center, N. Charleston, SC	9.7		9.7	07/12	7.37
Cortez Plaza, Bradenton, FL	11.4		11.4	07/12	7.15
Duvall Village, Bowie, MD	8.1		8.1	10/12	7.04
Walgreen’s, Dearborn Hts, MI	3.5		3.5	11/12	4.86
Walgreen’s, Livonia, MI	2.5		2.5	11/12	4.86
Walgreen’s, Westland, MI	2.6		2.6	03/13	4.86
Perimeter Pointe, Atlanta, GA	27.8	(5)	27.8	04/13	LIBOR + 350
Town Center Prado, Marietta, GA	0.1	(5)	0.1	04/13	LIBOR + 350
Plaza Escorial, Carolina, PR	57.5		57.5	04/13	5.00
Plaza Rio Hondo, Bayamon, PR	109.5		109.5	04/13	5.00
Paseo Colorado, Pasadena, CA	79.1		79.1	04/13	5.00

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Consolidated Debt Detail (con’t)
(In Millions)

	Loan		DDR Proportionate	Final Maturity	Interest
	Balance		Share	Date (1)	Rate (2)
Meridian Crossroads & Family Center, Meridian, ID	37.2		37.2	04/13	5.00
University Center, Wilmington, NC	24.5		24.5	04/13	5.00
Aspen Grove, Littleton, CO	42.2		42.2	04/13	5.00
Victor Square, Victor, NY	6.1		6.1	04/13	5.80
DDRC Headquarters, Beachwood, OH	35.1		35.1	04/13	LIBOR + 110
Wrangleboro Consumer Sq. I & II, Mays Landing, NJ	39.5		39.5	05/13	6.99
Monmouth Consumer Sq., W. Long Branch, NJ	6.9		6.9	07/13	8.57
Rotonda Plaza, Englewood, FL	0.9		0.9	07/13	5.80
Crossroads Center, Gulfport, MS	26.1		26.1	10/14	4.23
The Commons, Salisbury, MD	9.3		9.3	10/14	4.23
Chillicothe Place, Chillicothe, OH	4.6		4.6	10/14	4.23
Deer Valley Towne Center, Phoenix, AZ	18.7		18.7	10/14	4.23
Plaza at Sunset Hills, Sunset Hills, MO	29.7		29.7	10/14	4.23
North Pointe Plaza, North Charleston, SC	11.6		11.6	10/14	4.23
Wando Crossing, Mount Pleasant, SC	12.7		12.7	10/14	4.23
Brook Highland Plaza, Birmingham, AL	26.1		26.1	10/14	4.23
Mooresville Consumer Sq., Mooresville, NC	19.3		19.3	10/14	4.23
Town Center Plaza, Leawood, KS	53.7		53.7	10/14	4.23
Warner Robins Place, Warner Robins, GA	7.2		7.2	10/14	4.23
Cross Pointe Center, Fayetteville, NC	10.5		10.5	10/14	4.23
Overlook at Hamilton Place, Chattanooga, TN	10.6		10.6	10/14	4.23
Bermuda Square, Chester, VA	7.9		7.9	10/14	4.23
Home Depot Center, Orlando Park, IL	7.1		7.1	10/14	4.23
Delaware Consumer Square, Buffalo, NY	10.8		10.8	10/14	4.23
Hamilton Marketplace, Hamilton, NJ	44.0		44.0	10/14	4.23
Marketplace at Delta Twp, Lansing, MI	7.1		7.1	10/14	4.23
Clearwater Collection, Clearwater, FL	7.6		7.6	10/14	4.23
Wendover Village, Greensboro, NC	5.1		5.1	10/14	4.23
Lexington Place, Lexington, SC	4.6		4.6	10/14	4.23
Downtown Short Pump, Richmond, VA	13.3		13.3	10/14	4.23
Loisdale Center, Springfield, VA	11.8		11.8	10/14	4.23
Windsor Court, Windsor, CT	7.7		7.7	10/14	4.23
Abernathy Square, Atlanta, GA	12.8		12.8	10/14	4.23
Sam’s Club, Worcester, MA	5.7		5.7	10/14	4.23
Wal-Mart Supercenter, Alliance, OH	7.6		7.6	10/14	4.23
Kroger, Allentown, PA	2.8		2.8	10/14	4.23
Reno Riverside, Reno, NV	3.1	(5)	3.1	02/15	Prime + 170
Hamilton Commons, Mays Landing, NJ	9.1		9.1	09/15	4.70
Consumer Square West, Columbus, OH	11.1		11.1	11/15	10.19
Tops Plaza, Lockport, NY	8.4		8.4	01/16	8.00
Merriam Town Center, Merriam, KS (TIF)	2.3		2.3	02/16	6.90
Freedom Plaza, Rome, NY	3.0		3.0	09/16	7.85
Wal-Mart, Winston-Salem, NC	8.0		8.0	09/17	6.00
Thruway Plaza (Wal-Mart), Cheektowaga, NY	3.5		3.5	10/17	6.78
Tops Plaza, Ithaca, NY	14.0		14.0	01/18	7.05
Wal-Mart, Greenville, SC	7.6		7.6	02/18	6.00
Mohawk Commons, Niskayuna, NY	18.4		18.4	12/18	5.75
Lowes, Hendersonville, TN	6.9		6.9	01/19	7.66

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Consolidated Debt Detail (con’t)
(In Millions)

	Loan	DDR Proportionate	Final Maturity	Interest
	Balance	Share	Date (1)	Rate (2)
Plaza Isabela, Isabela, PR	23.3	23.3	06/19	7.59
Plaza Cayey, Cayey, PR	22.0	22.0	06/19	7.59
Plaza Wal-Mart, Guayama, PR	12.4	12.4	06/19	7.59
Plaza Fajardo, Fajardo, PR	26.5	26.5	06/19	7.59
Mariner Square, Spring Hill, FL	4.1	4.1	09/19	9.75
Northland Square, Cedar Rapids, IA	7.9	7.9	01/20	9.38
Connecticut Commons, Plainville, CT (TIF)	6.2	6.2	04/21	7.13
West Valley Marketplace, Allentown, PA	14.6	14.6	07/21	6.95
Liberty Fair Mall, Martinsville, VA	18.6	18.6	12/29	10.46
Gulfport Promenade, Gulfport, MS	30.0	30.0	12/37	SIFMA + 5bp

Total Mortgage Debt	$1,591.8	$1,475.3

Total Consolidated Debt	$4,638.1	$4,521.6

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Fixed Rate	$3,230.8	$3,137.6	3.6 years	5.92%
Variable Rate	1,407.3	1,384.0	1.9 years	1.56%

	$4,638.1	$4,521.6	3.1 years	4.60%

CUMULATIVE REDEEMABLE PREFERRED SHARES	Outstanding Amount
Class G — 8.0%	$180.0
Class H — 7.375%	205.0
Class I — 7.5%	170.0

$555.0
DERIVATIVE INSTRUMENTS

	Notional Amount	Underlying Debt Hedged	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swap	$100.0	$1.25 Billion Revolving Credit Facility	1 mo. LIBOR	4.942%	September 29, 2010
Interest Rate Swap	$100.0	Secured Credit Facility	1 mo. LIBOR	4.815%	February 21, 2012

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Consolidated Debt Detail (con’t)
(In Millions)
Notes:
(1)	Assumes borrower extension options are exercised.

(2)	Interest rate figures reflect coupon rates of interest and do not include discounts or premiums. Annualized deferred finance cost amortization of approximately $13.7 million is offset by approximately $3.1 million of fair market value adjustments.

(3)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $64.23 per share.

The principal balance on these notes is to be settled in cash. Included in this amount is $2.1 million recorded at June 30, 2010 for the accretion of the convertible debt to comply with accounting standards.

(4)	The convertible notes may be net settled with DDR’s common stock once the stock price rises above $74.56 per share.

The principal balance on these notes is to be settled in cash. Included in this amount is $6.9 million recorded at June 30, 2010 for the accretion of the convertible debt to comply with accounting standards.

(5)	The following loans have floor interest rates:

Loan	Floor
Terrell Plaza, Terrell, TX	1month LIBOR of 1.00%
Merriam Village, Merriam, KS	1month LIBOR of 1.00%
Kyle Crossing, Kyle, TX	1month LIBOR of 2.00%
Perimeter Pointe, Atlanta, GA	1month LIBOR of 2.00%
Town Center Prado, Marietta, GA	1month LIBOR of 2.00%
Reno Riverside, Reno, NV	5.95%

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Joint Venture Debt Detail
(In Millions)

	Loan		DDR	Final Maturity	Interest
	Balance		Proportionate Share	Date (1)	Rate
DDRTC Core Retail Fund, LLC
DDRTC Holdings Pool 5, LLC (16 assets)	$186.0		$27.9	02/12	LIBOR + 65
DDRTC Holdings Pool 3, LLC (17 assets)	555.0		83.3	03/12	5.48
DDRTC Holdings Pool 1, LLC (9 assets)	350.2		52.5	03/17	5.45
DDRTC Holdings Pool 6, LLC
Aiken Exchange, Aiken, SC	7.4		1.1	05/10	9.37
North Hill Commons, Anderson, SC	2.5		0.4	11/10	5.24
Cox Creek Shopping Center, Florence, AL	13.9		2.1	03/12	7.09
Cypress Trace, Fort Myers, FL	16.0		2.4	04/12	5.00
Waterfront Marketplace, Homestead, PA	28.2		4.2	08/12	6.35
Waterfront Town Center, Homestead, PA	37.2		5.6	08/12	6.35
Creeks at Virginia Center, Glen Allen, VA	25.1		3.8	08/12	6.37
Willoughby Hills Shop Ctr, Willoughby Hills, OH	12.4		1.9	07/18	6.98

Total DDRTC Core Retail Fund LLC	$1,233.8		$185.1

DDR Domestic Retail Fund I
Southampton Village, Tyrone, GA	$6.7		$1.3	05/11	4.66
Village Center Outlot, Racine, WI	2.1		0.4	07/11	5.17
Center Pointe Plaza, Easley, SC	4.3		0.9	08/11	5.32
Shoppes on the Ridge, Lake Wales, FL	9.6		1.9	12/11	4.74
Publix Brooker Creek, Palm Harbor, FL	5.0		1.0	12/11	4.61
Watercolor Crossing, Santa Rosa, FL	4.4		0.9	01/12	4.76
Heather Island Plaza, Ocala, FL	6.2		1.2	12/12	5.00
Hilliard Rome, Columbus, OH	10.7		2.1	01/13	5.87
Meadows Square, Boynton Beach, FL	2.1		0.4	07/13	6.72
Village Center, Racine, WI	12.2		2.4	04/15	4.21
Paradise Promenade, Davie, FL	6.3		1.3	04/15	4.21
West Falls Plaza, West Patterson, NJ	11.8		2.4	04/15	4.21
DDR Domestic Retail Fund I (52 assets)	885.0		177.0	07/17	5.60

Total DDR Domestic Retail Fund I	$966.2		$193.2

Coventry II
Bloomfield Park, Bloomfield Hills, MI	$39.4		$—	12/08	Prime + 300
Coventry II DDR SM (39 assets)	68.8		13.8	03/10	LIBOR + 80
Coventry II DDR SM	32.7		6.5	03/10	LIBOR + 223.65
Buena Park, Buena Park, CA	61.0		12.2	08/10	6.00
Christown Spectrum Mall, Phoenix, AZ	46.0		9.2	01/11	LIBOR + 70
Fairplain Plaza, Benton Harbor, MI	16.0		3.2	05/11	LIBOR + 300
Totem Lake Mall, Kirkland, WA	29.5		5.9	05/11	LIBOR + 300
Westover Marketplace, San Antonio, TX	20.7	(2)	4.1	11/11	LIBOR + 350
Watters Creek, Allen, TX	115.9	(2)	23.2	07/12	LIBOR + 300
Watters Creek, Allen, TX	21.6	(2)	4.3	07/12	LIBOR + 600
Marley Creek Square, Orland Park, IL	10.8		1.1	07/12	LIBOR + 525
Tri-County Mall, Cincinnati, OH	11.7		2.3	02/15	10.30
Tri-County Mall, Cincinnati, OH	152.2		30.4	02/15	5.66

Total Coventry II	$626.3		$116.3

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Joint Venture Debt Detail (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
DDR SAU Retail Fund, LLC
Blockbuster, Marietta, GA	$1.0	$0.2	10/10	4.89
Cascade Crossing, Atlanta, GA	5.0	1.0	10/10	4.89
Hickory Flat Village, Canton, GA	8.7	1.7	10/10	4.89
Flat Shoals Crossing, Decatur, GA	6.1	1.2	10/10	4.76
Deshon Plaza, Stone Mountain, GA	6.0	1.2	10/10	4.76
Shops at John’s Creek, Suwanee, GA	2.8	0.6	10/10	4.89
Waynesboro Commons, Waynesboro, VA	3.2	0.6	10/10	4.89
Brookhaven, Atlanta, GA	10.4	2.1	12/10	4.89
Lewandowski Commons, Lyndhurst, NJ	12.5	2.5	03/11	5.77
South Square, Durham, NC	12.6	2.5	10/12	5.06
Shoppes at Wendover II, Greensboro, NC	14.4	2.9	10/12	5.06
North Hampton Market (Phase I & II), Taylors, SC	10.5	2.1	10/12	5.08
Oakland Market Place, Oakland, TN	3.6	0.7	10/12	5.04
Crossroads Square, Morristown, TN	4.9	1.0	12/12	5.31
Cascade Corners, Atlanta, GA	4.0	0.8	12/12	5.42
Hilander Village, Roscoe, IL	9.4	1.9	12/12	5.41
Glenlake Plaza, Indianapolis, IN	8.2	1.6	12/12	5.44
Broadmoor Plaza, South Bend, IN	11.0	2.2	12/12	5.44
Milan Plaza, Milan, MI	2.2	0.4	12/12	5.49
West Towne Commons, Jackson, TN	4.8	1.0	12/12	5.44
American Way, Memphis, TN	6.7	1.3	12/12	5.44
Kroger Junction, Pasadena, TX	3.8	0.8	12/12	5.44
Kroger Plaza, Virginia Beach, VA	1.8	0.4	12/12	5.44
Willowbrook Commons, Nashville, TN	7.0	1.4	03/13	5.41
Harper Hill Commons, Winston Salem, NC	10.4	2.1	04/13	5.79
The Point, Greenville, SC	15.8	3.2	04/13	5.64
Plaza at Carolina Forest, Myrtle Beach, SC	14.2	2.8	05/13	5.97
Alexander Pointe, Salisbury, NC	5.1	1.0	08/13	5.92
Patterson Place, Durham, NC	20.3	4.1	12/13	5.67

Total DDR SAU Retail Fund LLC	$226.2	$45.2

Sonae Sierra Brasil Limitadas	27.8	13.3	08/10	CDI + 322
DDRA Community Centers Five (3 assets)	123.5	61.8	10/10	5.30
DDRA Ahwatukee Foothills LLC, Phoenix, AZ	108.9	54.5	08/12	5.30
DDRA Arrowhead Crossing LLC, Phoenix, AZ	47.6	23.8	08/12	5.30
RVIP VIII, Austin, TX	23.4	6.0	01/11	LIBOR + 100
RVIP VII (2 assets)	68.5	14.4	04/11	LIBOR + 400
Sun Center Limited, Columbus, OH	11.9	9.5	04/11	8.48
Sun Center Limited, Columbus, OH	5.7	4.6	05/11	5.42
RO & SW Realty LLC (11 assets)	22.9	5.8	06/11	5.96
DOTRS LLC, Macedonia, OH	21.0	10.5	08/11	6.05
RVIP IIIB, Deer Park, IL	60.0	15.5	10/11	5.59
Jefferson County Plaza LLC, Arnold, MO	3.6	1.8	08/12	LIBOR + 200
DDR MDT PS, LLC (7 assets)	86.0	—	07/13	6.00
DDR Markaz II (13 assets)	150.5	30.1	11/14	5.15

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010
Joint Venture Debt Detail (con’t)
(In Millions)

	Loan	DDR	Final Maturity	Interest
	Balance	Proportionate Share	Date (1)	Rate
TRT DDR Holdings I LLC (3 assets)	110.0	11.0	05/17	5.51
Lennox Town Center Limited, Columbus, OH	1.0	0.5	06/17	6.44
Lennox Town Center Limited, Columbus, OH	26.0	13.0	06/17	5.64
Cole DDR MT Independence, Independence, MO	34.1	5.0	01/19	5.95
Sonae Sierra Brasil Limitadas	62.3	29.8	12/20	8.50

Total	$4,047.2	$850.5

			Wtd. Avg.	Wtd. Avg.
			Maturity	Interest Rate
Total Joint Venture Debt:
Fixed Rate	$3,336.7	$715.8	4.4 years	5.63%
Variable Rate	710.5	134.7	1.4 years	3.28%

	$4,047.2	$850.5	3.8 years	5.22%

Notes:
(1) Assumes borrower extension options are exercised.
(2) The following loans have floor interest rates:

Loan	Floor
Westover Marketplace, San Antonio, TX	1 month LIBOR of 1.50%
Watters Creek, Allen, TX	1 month LIBOR of 1.50%

Developers Diversified Realty
Quarterly Financial Supplement
For the six months ended June 30, 2010

Corporate Headquarters	Investor Relations

3300 Enterprise Parkway	Kate Deck
Beachwood, Ohio 44122	Toll Free: (877) 225-5337
Main: (216) 755-5500	Direct: (216) 755-6408
Website: www.ddr.com	Email: kdeck@ddr.com

Equity Research Coverage

Banc of America / Merrill Lynch
Craig Schmidt	craig_schmidt@ml.com	(646) 855-3640
Lindsay Schroll	lindsay_schroll@ml.com	(646) 855-1829

Cowen & Company
Jim Sullivan	james.sullivan@cowen.com	(646) 562-1380
Steve Boyd	stephen.boyd@cowen.com	(646) 562-1382

Citigroup
Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
Quentin Velleley	quentin.velleley@citi.com	(212) 816-6981

Deutsche Bank
John Perry	john.perry@db.com	(212) 250-4912
Vincent Chao	vincent.chao@db.com	(212) 250-6799

Goldman Sachs
Jay Habermann	jonathan.habermann@gs.com	(917) 343-4260
Jehan Mahmood	jehan.mahmood@gs.com	(212) 902-2646

Green Street Advisors
Jim Sullivan	jsullivan@greenst.com	(949) 640-8780
Laura Clark	lclark@greenst.com	(949) 640-8780

Hilliard Lyons
Carol Kemple	ckemple@hilliard.com	(502) 588-1142

Macquarie
David Wigginton	dave.wigginton@macquarie.com	(212) 231-6380

J.P. Morgan
Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689
Joe Dazio	joseph.c.dazio@jpmorgan.com	(212) 622-6416

RBC Capital Markets
Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Wes Golladay	wes.golladay@rbccm.com	(440) 715-2650

Sandler O’Neill
Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
James Milam	jmilam@sandleroneill.com	(212) 466-8066

UBS
Ross Nussbaum	ross.nussbaum@ubs.com	(212) 713-2484
Christy McElroy	christy.mcelroy@ubs.com	(203) 719-7831

Wells Fargo
Jeff Donnelly	jeff.donnelly@wachovia.com	(617) 603-4262
Robert Laquaglia	robert.laquaglia@wachovia.com	(617) 603-4280

Fixed Income Research Coverage

Citigroup
Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112

J.P. Morgan
Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086

Wells Fargo
Thierry Perrein	thierry.perrein@wachovia.com	(704) 715-8455